Exhibit 23.9

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 1900 HOUSTON, TEXAS 77002-5008 713-651-9944

As independent petroleum engineers, we hereby consent to the inclusion in Magnolia Oil & Gas Corporation’s Registration Statement on Form S-3 (the “Registration Statement”), of our reserves reports of Magnolia Oil & Gas Corporation’s proved oil and natural gas reserves estimates and associated estimates of future net revenues and their present value as of December 31, 2017, included in or made a part of the Registration Statement. We also consent to the references to our firm contained in the Registration Statement, including in the related prospectus under the caption “Experts.”

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm

/s/ W. Todd Brooker
W. Todd Brooker, P.E.
President

Houston, Texas

August 10, 2018